EXHIBIT 99.1

                                                                           Page
                                                                          Number
                                                                          ------

INDEX TO AUDITED FINANCIAL STATEMENTS                                      F-1

Report of Independent Registered Public Accounting Firm                    F-2

Balance Sheets as of December 31, 2010 and 2009                            F-3

Statements of Operations and Comprehensive Income for the
Years Ended December 31, 2010 and 2009                                     F-4

Statement of Members' Equity for period from December 31, 2008
to December 31, 2010                                                       F-5

Statements of Cash Flows for the Years Ended December 31, 2010
and 2009                                                                   F-6

Notes to Financial Statements                                              F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Young Aviation, LLC
Sunrise, Florida

I have audited the accompanying balance sheets of Young Aviation, LLC as of December 31, 2010 and 2009, and the related statements of operations, members' equity, and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Young Aviation, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.


/s/ Harris F. Rattray, CPA
--------------------------------------------
Harris F. Rattray, CPA
Pembroke Pines, Florida
November 22, 2011

                               YOUNG AVIATION LLC
                                  BALANCE SHEET

                                                                         December 31,
                                                                 ---------------------------
                                                                   2010               2009
                                                                 --------           --------
                                     ASSETS

Current assets
  Cash                                                           $  7,083          $     --
  Accounts receivable                                               2,585                --
  Advances receivable - related party                              24,920            25,000
  Other current assets                                              1,431             1,431
                                                                 --------          --------
      Total current assets                                         36,019            26,431

Property and equipment, net                                         7,000             9,000
                                                                 --------          --------

      Total assets                                               $ 43,019          $ 35,431
                                                                 ========          ========

                   LIABILITIES AND MEMBERS EQUITY (DEFICIT)

Current liabilities
  Accounts payable                                               $    671          $     --
  Loans payable - shareholders                                     31,000            31,000
  Other current liabilities                                        10,470            21,074
                                                                 --------          --------
      Total current liabilities                                    42,141            52,074
                                                                 --------          --------

      Total liabilities                                            42,141            52,074
                                                                 --------          --------
Members' equity (deficit)
  Members' equity                                                     100               100
  Retained earnings (deficit)                                         778           (16,743)
                                                                 --------          --------
Net members equity (deficit)                                          878           (16,643)
                                                                 --------          --------

      Total liabilities and members' equity (deficit)            $ 43,019          $ 35,431
                                                                 ========          ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                            STATEMENTS OF OPERATIONS


                                                For the Year Ended December 31,
                                                -------------------------------
                                                   2010                 2009
                                                ----------           ----------

Sales                                           $  551,426           $  356,526

Cost of Sales                                      383,997              208,455
                                                ----------           ----------
Gross profit                                       167,429              148,071
                                                ----------           ----------
Operating expenses
  Selling and marketing expenses                     4,016               10,009
  General and administrative expenses              111,100               98,217
                                                ----------           ----------
      Total operating expenses                     115,116              108,226
                                                ----------           ----------

Income from operations                              52,313               39,845
                                                ----------           ----------
Other Income (expense)
  Interest income                                        3                   11
  Interest expense                                 (18,614)              (2,845)
                                                ----------           ----------
      Total other income (expense)                 (18,611)              (2,834)
                                                ----------           ----------

Net income                                      $   33,702           $   37,011
                                                ==========           ==========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                      STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                  For the Years Ended December 31, 2010 and 2009


                                   Members         Accumulated          Members'
                                Contribution        Earnings            Equity
                                   Amount           (Deficit)          (Deficit)
                                  --------          --------           --------

Balance, December 31, 2008        $    100          $(20,564)          $(20,464)

Net income for the year                 --            37,011             37,011

Distributions                           --           (33,190)           (33,190)
                                  --------          --------           --------

Balance, December 31, 2009             100           (16,743)           (16,643)

Net income for the year                 --            33,702             33,702

Distributions                           --           (16,181)           (16,181)
                                  --------          --------           --------

Balance, December 31, 2010        $    100          $    778           $    878
                                  ========          ========           ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                            STATEMENTS OF CASH FLOWS

                                                                    For the Year Ended December 31,
                                                                    -------------------------------
                                                                      2010                   2009
                                                                    --------               --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $ 33,702               $ 37,011
  Adjustments to reconcile change in net assets
   to cash provided by operating activities
     Depreciation                                                      2,000                  1,000
  Changes in operating assets and liabilities
     Increase in accounts receivable                                  (2,585)                    --
     Increase in accounts payable                                        671                     --
     Increase in accrued interest payable                              1,550                  1,050
     Increase in other current liabilities                             1,574                  4,972
                                                                    --------               --------
Net cash provided by operating activities                             36,912                 44,033
                                                                    --------               --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                     --                (10,000)
                                                                    --------               --------
Net cash used in investing activities                                     --                (10,000)
                                                                    --------               --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Member distributions                                               (16,180)               (33,190)
  (Increase) decrease in advances receivable - related party              80                (15,000)
  Proceeds from loans payable - shareholders                              --                 10,000
                                                                    --------               --------
Net cash used in financing activities                                (16,100)               (38,190)
                                                                    --------               --------

Net increase (decrease) in cash                                       20,812                 (4,157)

CASH - BEGINNING OF YEAR                                             (13,729)                (9,572)
                                                                    --------               --------

CASH - END OF YEAR                                                  $  7,083               $(13,729)
                                                                    ========               ========


   The accompanying notes are an integral part of these financial statements

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 1. Description of Business:

Young Aviation, LLC (" Young Aviation" or the "Company"), a privately held, minority-owned Florida limited liability company located in Sunrise, Florida, is a diversified broker and supplier of parts, products and services to the aviation and aerospace markets. The Company services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators ("FBO's"), leasing companies and after market suppliers.

Founded in 2004, Young Aviation, LLC was organized in the state of Florida on May 10, 20044 The Company services a broad range of commercial and military clients such as aircraft leasing companies, major airlines, repair stations, leasing companies and after market suppliers.

We are accredited to FAA Advisory Circular AC 00-56 and TAC2000. We are a registered U.S. GSA government contractor.

Young Aviation operates in the AVIATION SUPPLY CHAIN industry.

The Company supplies replacement parts for airlines and maintenance organizations in support of companies such as Airbus, Boeing (we are a Boeing-approved supplier), Bombardier, Douglas, and Embraer aircraft, and OEM's (original equipment manufacturer) such as MOOG and L3 Communications.

In order to provide working capital, Young Aviation borrowed an aggregate amount of $31,000 from investors during the period April 2007 to present.

In September of 2011, in an additional effort to raise working capital, the Company Conducted a private offering. On October 1st and 2nd of 2011, the Company raised an aggregate of $22,000 through its offering for 440,000 shares at $.05 per share.

On September 2, 2011, the Company entered into a Share Exchange Agreement with Datamill Media, Corp, a Florida corporation ("Datamill") located in Hillsboro Beach, Florida. As a condition of the Share Exchange Agreement, on September 19, 2011, Datamill amended its Articles of Incorporation to increase the number of authorized shares of common stock to 500,000,000 shares and effected a forward stock split on the basis of ten shares for one share. The Share Exchange Agreement was amended effective September 30, 2011.

Prior to the closing of the Share Exchange Agreement, Datamill had 153,250,000 shares of common stock outstanding on a post forward split basis. As a condition to the closing of the Share Exchange Agreement, Vincent Beatty, Datamill's President, on October 3, 2011, surrendered 67,000,000 (post forward split) shares of common stock held by Mr. Beatty for cancellation and such shares were cancelled by their transfer agent.

     On October 3, 2011, Datamill acquired 100% of our member's interests, pursuant to the Share Exchange Agreement in exchange for the issuance by Datamill of 166,060,000 shares of restricted common stock ("Shares"). Following the closing of the Share Exchange Agreement, Datamill had 252,310,000 shares of common stock issued and outstanding. Young Aviation became a wholly-owned subsidiary of Datamill. The Shares were issued to Ten individuals with the majority share (165,000,000 shares) issued to Joel A. Young, who is now the President and Chief Executive Officer and our sole Director of the surviving entity. None of our members had any prior relationship or affiliation with Datamill.

Note 2. Summary of Significant Accounting Policies:

This summary of significant accounting policies is provided to assist the reader in understanding the Company's financial statements. The financial statements and notes thereto are representations of the Company's management. The Company's management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 2. Summary of Significant Accounting Policies: (continued)

Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for complete financial statements.

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services and generally factors the receivable amount on terms of immediately receiving 80% of the invoice amount from the factor upon shipment and the remaining 20% upon collection by the factor from the customer. The Company is charged financing fees on late payments and a nominal factoring fee by the factor. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At December 31, 2010, management deemed that all accounts receivable were fully collectible and that no bad debt reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3 to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at December 31, 2010.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 2. Summary of Significant Accounting Policies: (continued)

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $4,016 and $10,009, respectively, for the years ended December 31, 2010 and 2009 and consisted of the following:

                                                      2010                2009
                                                    --------            --------

Advertising fees                                    $    265            $    779
Promotional travel                                     2,646               2,464
Marketing recruitment and materials                    1,105               6,766
                                                    --------            --------
Total Selling and Marketing Expenses                $  4,016            $ 10,009
                                                    ========            ========

General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $111,100 and $98,217, respectively, for the years ended December 31, 2010 and 2009 and consisted of the following:

                                                      2010                2009
                                                    --------            --------

Depreciation and amortization                       $  2,000            $  1,000
Computer and internet                                 17,458              14,501
Insurance                                              1,453               1,204
Licenses and permits                                   2,213               2,028
Payroll and compensation                              21,786                 912
Accounting fees                                        1,543                 680
Legal fees                                             3,597                  --
Consulting and contracting fees                       18,018              48,300
Rent and occupancy expenses                           11,044               9,015
Factoring fees                                         9,688                  --
Travel expenses                                        2,781               1,762
Office and administrative expenses                    19,519              13,495
Bad debt expense                                          --               5,320
                                                    --------            --------
Total General & Administrative Expenses             $111,100            $ 98,217
                                                    ========            ========

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

The Company has a diverse customer base, but is currently dependent on four customers. Over the past three years, one of the four customers has accounted for approximately 65% of the Company's sales revenue and the additional three customers have accounted for approximately 25% of the sales revenue during the same timeframe. A loss of the largest major customer could result in a material adverse effect on our business, results of operations and financial condition.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 2. Summary of Significant Accounting Policies: (continued)

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of December 31, 2010, two customers had balances representing 32% or more of the Company's accounts receivable.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period.

Income Taxes - The Company will account for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company will provide a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

The Company will account for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

Note 3. Liquidity and Operations:

The Company had net income of $33,702 and $37,011, for the years ended December 31, 2010 and 2009, respectively.

As of December 31, 2010, the Company had cash of $7,083, accounts receivable of $2,585, advances receivable - related party of $24,920 and accounts payable of $671. The Company is confident that it has sufficient liquidity for the next twelve months.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 4. Balance Sheet Information:

Cash consisted of the following at December 31,

                                                     2010                2009
                                                   --------            --------

Checking account                                   $  2,031            $   (580)
Money Market account                                  5,052             (13,149)
                                                   --------            --------

Total Cash                                         $  7,083            $(13,729)
                                                   ========            ========

The negative cash balance of $13,729 at December 31, 2009 is included in the Other current liabilities balance on the December 31, 2009 financial statements.

Accounts receivable - The December 31, 2010 accounts receivable balance of $2,585 consists of the remaining 20% balance due from three customers. When products are shipped to our large customers, the invoice amounts are normally factored with our factoring agent, Paragon Financial Group, Inc. We are immediately advanced 80% of the amount of factored invoices with the remaining 20% paid to us when collected by our agent.

Advances receivable - related party -- During the years ended December 31, 2010 and 2009, the Company's Chief Executive Officer was advanced funds under a verbal arrangement in the aggregate amount of $25,000 by the Company. These advances are reflected as advances receivable - related party on the accompanying December 31, 2010 and 2009 balance sheets in the amounts of $24,920 and $25,000, respectively, are non-interest bearing and are due to the Company on demand.

Other current assets in the amount of $1,431 at December 31, 2010 and 2009 consists of a one month security deposit, pursuant to the terms of our lease agreement with our landlord.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows at December 31,

                                                    2010                 2009
                                                  --------             --------

Furniture and fixtures                            $    147             $    147
Office equipment                                       165                  165
Computer software                                    2,675                2,675
Motor vehicle                                       10,000               10,000
                                                  --------             --------
                                                    12,988               12,988
                                                  --------             --------
Accumulated depreciation                             5,987                3,987
                                                  --------             --------

Total                                             $  7,000             $  9,000
                                                  ========             ========

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 4. Balance Sheet Information: (continued)

Depreciation expense for the annual periods ended December 31, 2010 and 2009 was $2,000 and $1,000, respectively, and was recorded as a general and administrative expense. The use of our property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses.

Loans payable - shareholders -- The Company had two separate loans payable with individuals under verbal arrangements at December 31,

                                                     2010                 2009
                                                   --------             --------

Loan payable - first individual                    $  6,000             $  6,000
Loan payable - second individual                     25,000               25,000
                                                   --------             --------
Total loans payable - shareholders                 $ 31,000             $ 31,000
                                                   ========             ========

As of December 31, 2010, the Company had Loans payable to two separate individuals. Subsequent to September 30, 2011, both individuals purchased shares in the Company's private placement offering. As a result of participating in the Company's offering, both individuals became Company shareholders. Both loans were initiated when the individuals loaned money to the Company to be used for working capital purposes, are unsecured and bear interest at the rate of 5%. The aggregate amount of accrued interest on both loans is reflected as other current liabilities in the amounts of $3,973 and $2,423, respectively, on the accompanying December 31, 2010 and 2009 balance sheets.

On April 30, 2007, the first individual loaned the Company $6,000, at an interest rate of 5% and no set term. The Company intends to pay the principal and accrued interest when funds are available. The accrued interest payable balance on this loan was $1,000 and $800, respectively, at December 31, 2010 and 2009.

On May 1, 2007, the second individual loaned the Company $5,000, an additional $10,000 on January 31, 2008 and an additional $10,000 on December 31, 2009; all three loans at an interest rate of 5% and no set term. The Company intends to pay the principal and accrued interest when funds are available. The accrued interest payable balance on this loan was $2,873 and $1,623, respectively, at December 31, 2010 and 2009.

Other current liabilities - The Company had Other current liabilities consisting of the following at December 31,

                                                    2010                  2009
                                                  --------              --------

Accrued expenses                                  $  4,497              $  4,922
Accrued interest payable                             3,973                 2,423
Accrued payroll taxes                                2,000                    --
Overdrawn cash position                                 --                13,729
                                                  --------              --------
Total Other current liabilities                   $ 10,470              $ 21,074
                                                  ========              ========

Note 5. Members' Equity:

The Company's managing member and chief operating officer, Joel Young, decided the initial value of the member's equity to be $100 when the Company was formed on May 10, 2004.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 6. Commitments and Contingencies:

Operating Leases -- The Company has been leasing corporate offices and warehouse facilities in Sunrise, Florida since 2006. Commencing May 23, 2011 the Company began leasing additional warehouse space. The current lease, including the additional warehouse space, is valid through January 31, 2013 at the monthly charge of $1,493 and can be renewed by the parties prior to the termination.

On October 5, 2011, the Company entered into one year agreements with two individuals for the provision of accounting, compliance and legal services. The aggregate monthly cost for the services is $10,000 and the aggregate annual cost for the services is $120,000.

Note 7. Related Party Transactions:

As described in Note 4, above, the Company advanced funds and holds an advance receivable of approximately $25,000 from the President and Chief Executive Officer of the Company, Joel Young. The advance amount is due upon request by the Company.

Note 8. Subsequent Events:

Other than the events  noted below,  the Company is not aware of any  subsequent
events  which  would  require   recognition   or  disclosure  in  the  financial
statements.

In September of 2011, in an effort to raise working capital, the Company began to distribute a Private Placement Offering. On October 1st and 2nd of 2011, the Company raised an aggregate of $22,000 through its offering for 440,000 shares at $.05 per share.

As discussed in Note 1, on September 2, 2011, the Company entered into a Share Exchange Agreement with Datamill Media, Corp, a Florida corporation ("Datamill") located in Hillsboro Beach, Florida. As a condition of the Share Exchange Agreement, on September 19, 2011, Datamill amended its Articles of Incorporation to increase the number of authorized shares of common stock to 500,000,000 shares and effected a forward stock split on the basis of ten shares for one share. The Share Exchange Agreement was amended effective September 30, 2011.

Prior to the closing of the Share Exchange Agreement, Datamill had 153,250,000 shares of common stock outstanding on a post forward split basis. As a condition to the closing of the Share Exchange Agreement, Vincent Beatty, Datamill's President, on October 3, 2011, surrendered 67,000,000 (post forward split) shares of common stock held by Mr. Beatty for cancellation and such shares were cancelled by their transfer agent.

On October 3, 2011, Datamill acquired 100% of our member's interests, pursuant to the Share Exchange Agreement in exchange for the issuance by Datamill of 166,060,000 shares of restricted common stock ("Shares"). Following the closing of the Share Exchange Agreement, Datamill had 252,310,000 shares of common stock issued and outstanding. Young Aviation became a wholly-owned subsidiary of Datamill. The Shares were issued to Ten individuals with the majority share (165,000,000 shares) issued to Joel A. Young, who is now the President and Chief Executive Officer and our sole Director of the surviving entity. None of our members had any prior relationship or affiliation with Datamill.

The Company will account for this transaction as a recapitalization of Young Aviation, LLC, as the members of the LLC obtained a majority interest and management control of the Company. As a recapitalization of Young Aviation, LLC, it is considered the accounting acquirer.

                                YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009

Note 8. Subsequent Events: (continued)

The Company intends to carry on the business of Young Aviation, LLC as its sole line of business. Young Aviation is a diversified broker and supplier of parts, products and services to the worldwide aviation, aerospace, government and defense markets. Young Aviation services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators, leasing companies and after market suppliers.

On October 5, 2011, the Company entered into a one year Consulting Agreement with Colm King to provide the Company with consulting and advisory services in relation to the Company's accounting and compliance requirements in exchange for 5,000,000 shares of the Company's common stock and $60,000, payable at $5,000 per month. These shares have been valued at $.002 per share, the price of stock sold in the Company's recent private placement offering, and will be recorded as a $10,000 prepaid expense to be amortized over the term of this one year agreement.

On October 5, 2011, the Company engaged the Law Offices of David E. Wise, P.C. as special counsel for a term of one year to provide federal securities advice to the Company and the preparation of required filings in exchange for 5,000,000 shares of the Company's common stock and an annual fee of $60,000, payable at $5,000 per month. These shares have been valued at $.002 per share, the price of stock sold in the Company's recent private placement offering, and will be recorded as a $10,000 prepaid expense to be amortized over the term of this one year agreement.

On October 19, 2011 (i) the Company's Board of Directors approved an amendment to our Articles of Incorporation to change the name of the Company to "AvWorks Aviation Corp.;" (ii) our Board of Directors set October 19, 2011, as the record date for shareholders entitled to vote on the amendment; and (iii) the Company received the written consent in lieu of a special meeting of shareholders from a shareholder holding 165,000,000 shares of our Common Stock representing approximately 62.9% of our total voting stock ("Majority Shareholder"), approving of the Company amending the Articles of Incorporation to change the name to "AvWorks Aviation Corp." to be effective on November 23, 2011.